Exhibit 10.1

CONSULTING AGREEMENT
This Consulting Agreement (this "Agreement") is made and entered into as of November 8, 2019 (the "Effective Date"), by and between comScore, Inc. (the "Company") and Dale Fuller ("Consultant"). The Company and Consultant are sometimes referred to in this Agreement collectively as the "Parties," and each individually as a "Party."
WHEREAS, the Company wishes to engage Consultant to provide certain consulting services to the Company, and Consultant wishes to provide such services, and the Company and Consultant wish to memorialize the terms and conditions of such consulting relationship.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Engagement; Term. Effective as of the Effective Date, the Company engages Consultant to serve as a consultant to the Company, and Consultant accepts such engagement. Unless earlier terminated pursuant to Section 4 below, the term of Consultant's engagement hereunder (the "Term") shall commence on the Effective Date and continue until December 31, 2019 unless extended by mutual written agreement of the Parties.
2.    Consulting Services. During the Term, Consultant shall provide such consulting services (the "Consulting Services") as may be reasonably requested of Consultant from time to time by the Company. The Consulting Services shall include providing consultation and advice with respect to the transition of his duties and knowledge regarding the businesses and operations of the Company and its affiliates to such individual(s) as the Company may designate from time to time. As an independent contractor, Consultant is free to provide services to other entities during the Term as long as Consultant does not violate any of the terms of this Agreement. Consultant agrees to attend such meetings as the Company may reasonably request for proper communication of Consultant's advice and consultation. Consultant shall coordinate the furnishing of his services pursuant to this Agreement with the Company in such a way as to generally conform to the business schedules of the Company, but the method of performance, time of performance, place of performance, hours utilized in such performance, and other details of the manner of performance of Consultant's services hereunder shall be within the sole control of Consultant.
3.    Consulting Fee. In consideration of Consultant's performance of the Consulting Services, during the Term, the Company shall pay Consultant a total consulting fee of $50,000 for the Consulting Services hereunder (the "Consulting Fee"), to be paid as follows: (i) $25,000 to be paid within ten (10) days of the Effective Date, and (ii) $25,000 to be paid on or before December 31, 2019. Consultant acknowledges and agrees that (a) the Company is not required to withhold federal or state income, gross receipts or similar taxes from the Consulting Fee paid to Consultant hereunder or to otherwise comply with any state or federal law concerning the collection of income, gross receipts or similar taxes at the source of payment of wages, (b) the Company is not required under the Federal Unemployment Tax Act or the Federal Insurance Contribution Act to pay or withhold taxes for unemployment compensation or for social security on behalf of Consultant with respect to the Consulting Fee and (c) the Company is not required under the laws of any state to

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obtain workers' compensation insurance or to make state unemployment compensation contributions on behalf of Consultant. In entering into this Agreement, Consultant expressly acknowledges and agrees that Consultant has received all sums that Consultant is owed or has been owed by the Company or any Company Party through the Effective Date, including all fees, wages, bonuses, and other compensation owed for all services provided by Consultant through the Effective Date.
4.    Termination. The Company may terminate this Agreement at any time and for any reason or no reason at all upon five (5) days' prior written notice to the Consultant. This Agreement will automatically terminate upon Consultant's death. In addition, the Company may terminate this Agreement without prior notice for Cause. As used herein, "Cause" shall mean (a) a material breach by Consultant of Consultant's obligations under this Agreement, or (b) Consultant's conviction of, plea of no contest to, or receipt of deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude.
5.    Independent Contractor. At all times during the Term, Consultant shall be an independent contractor of the Company. In no event shall Consultant be deemed to be an employee of the Company, and Consultant shall not at any time be entitled to any employment rights or benefits from the Company or be deemed to be an agent of the Company or have any power to bind or commit the Company or otherwise act on its behalf. Consultant acknowledges and agrees that, as a non-employee of the Company, Consultant is not eligible for any benefits sponsored by the Company or any other benefit from the Company and, accordingly, Consultant shall not participate in any pension or welfare benefit plans, programs or arrangements of the Company (other than any participation that may result from Consultant's employee status prior to the Separation Date). Unless expressly authorized by the Company, Consultant shall not at any time communicate or represent to any third party, or cause or knowingly permit any third-party to assume, that in performing the Consulting Services hereunder, Consultant is an employee, agent or other representative of the Company or has any authority to bind the Company or act on behalf of the Company. Consultant shall be solely responsible for making all applicable tax filings and remittances with respect to amounts paid to Consultant pursuant to this Agreement and shall indemnify and hold harmless the Company and its respective representatives for all claims, damages, costs and liabilities arising from Consultant's failure to do so. It is not the purpose or intention of this Agreement or the Parties to create, and the same shall not be construed as creating, any partnership, partnership relation, joint venture, agency, or employment relationship.
1.    Arbitration.
(a)    Consultant agrees that any and all controversies, claims, or disputes with the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise arising out of, relating to, or resulting from Consultant's engagement or affiliation with the Company or the termination of such engagement or affiliation with the Company, including any breach of this Agreement, shall be subject to binding arbitration, except for claims that may not be subject to arbitration under applicable law (such as unemployment or workers compensation claims or whistleblower retaliation claims under the Sarbanes-Oxley Act). Notwithstanding anything herein to the contrary, this agreement to arbitrate shall not apply to any claims that, at the time they are asserted, are not permitted to be subject to a pre-dispute arbitration agreement under any contract between the Company and an agency of the U.S. federal government

(or applicable subcontract) that is governed by Section 8116 of the Department of Defense Appropriations Act of 2010; Subpart 222.74 of the Defense Federal Acquisition Regulation Supplement; and/or any other similar provision of law. Consultant also acknowledges that the Company and Consultant agree that each may bring claims against the other only in Consultant or the Company's individual capacity, and not as a plaintiff, representative or class member in any purported class, collective or representative proceeding. Consultant further understands that this agreement to arbitrate also applies to any disputes that the Company may have with Consultant. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(b)    Consultant agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that the neutral arbitrator will be selected in a manner consistent with its national rules for the resolution of employment disputes. Consultant agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Consultant also agrees that the arbitrator shall have the power to award any remedies, including attorneys' fees and costs, available under applicable law, grant any injunctive relief, and enforce specific performance. Consultant understands that the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Consultant shall pay the first $125.00 of any filing fees associated with any arbitration Consultant initiates. Consultant agrees that the decision of the arbitrator shall be in writing. Except as provided by this Agreement, arbitration shall be the sole, exclusive and final remedy for any dispute between Consultant and the Company. Accordingly, except as provided for by this Agreement, neither Consultant nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.
(c)    Both parties agree that any party may petition a court for emergency or temporary injunctive relief including, but not limited to, where either party alleges or claims a violation or threat of violation of this Agreement or any other agreement regarding trade secrets or confidential information; provided, however, that the remainder of any such dispute (beyond the application for emergency or temporary injunctive relief) shall be subject to arbitration under this Agreement. Both parties understand that any breach or threatened breach of such an agreement will cause immediate and irreparable injury and that money damages will be difficult to measure and will not provide an adequate remedy therefore and both parties hereby consent to the issuance of an injunction. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Equal Employment Opportunity Commission. This agreement does, however, preclude Consultant from pursuing court action regarding any such claim.

2.    Continued Effectiveness of Restrictive Covenants.
(a)Consultant acknowledges and agrees that Consultant is subject to continuing obligations pursuant to that certain At-Will Employment, Confidential Information and Arbitration Agreement between Consultant and the Company, effective as of March 31, 2019 (the "NDA"), including obligations with respect to confidentiality and non-disclosure. Consultant expressly recognizes the enforceability and continuing effectiveness of those covenants within the NDA, and promises to abide by such covenants following the Effective Date.
(b)Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict Consultant from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Consultant from any such governmental authority; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such governmental authority relating to a possible violation of law or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law (including Section 21F of the Securities and Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002). Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; (y) is made to Consultant's attorney in relation to a lawsuit for retaliation against Consultant for reporting a suspected violation of law or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement requires Consultant to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that Consultant has engaged in any such conduct.

3.    Entire Agreement; Amendments. This Agreement and the NDA constitutes the entire and final agreement between the Parties with respect to the subject matters hereof. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Parties.
4.    Waiver. Any waiver of a provision of this Agreement shall be effective only if it is in a writing signed by the Party entitled to enforce such term and against which such waiver is to be asserted. No delay or omission on the part of either Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.
5.    Assignments; Successors. This Agreement is personal to Consultant and may not be assigned by Consultant. The Company may assign this Agreement without Consultant's consent. Subject to the preceding sentences, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties.
6.    Notices. All notices, requests, demands, claims and other communications permitted or required to be given hereunder must be in writing and shall be deemed duly given and received (a) if personally delivered, when so delivered, (b) if mailed, three business days following the date deposited in the U.S. mail, certified or registered mail, return receipt requested, (c) if sent by e-mail or other form of electronic communication, once transmitted and the confirmation is received, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:
If to Consultant, addressed to Consultant's last known address on file with the Company.
If to the Company, addressed to:
comScore, Inc.
Attention: General Counsel
11950 Democracy Drive, Suite 600
Reston Virginia 20190
7.    Certain Construction Rules. The Section headings contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a "Section" shall be deemed to refer to a section of this Agreement. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive but instead shall have the meaning "and/or", and the term "including" shall not be deemed to limit the language preceding such term.
8.    Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by portable document format (.pdf) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by portable document format (.pdf) shall be deemed to be their original signatures for all purposes.
9.    Consultant's Representations. Consultant expressly represents that Consultant does not have any obligations, whether contractual or otherwise, to any present or former employer or other third party that would prevent Consultant from performing the Consulting Services as contemplated hereunder. Consultant expressly agrees and covenants that Consultant will not use, disclose or rely upon any confidential, proprietary or other legally protected information belonging to any present or former employer or other third-party for the benefit of the Company or any of its affiliates, and Consultant and its agents will not bring or introduce any confidential, proprietary or legally protected documents or other materials belonging to a third-party to the premises or property (including computer systems) of the Company or any of its affiliates.
10.    Code Section 409A. Notwithstanding anything to the contrary contained herein, this Agreement and the payments provided for hereunder are intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (and the Treasury Regulations and other guidance thereunder (collectively, "Section 409A"). Accordingly, all provisions herein, or incorporated by reference herein, shall be construed and interpreted to comply with or be exempt from the requirements of Section 409A. Further, for purposes of Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are compliant with or exempt from the requirements of Section 409A and in no event shall the Company or any of its affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Consultant on account of non-compliance with Section 409A.
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Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Consulting Agreement as of the Effective Date.

CONSULTANT

/s/ Dale Fuller
DALE FULLER

COMSCORE, INC.
By:	/s/ Carol A. DiBattiste
	Name:	Carol A. DiBattiste
	Title:	General Counsel and Chief Compliance, Privacy and People Officer

SIGNATURE PAGE TO CONSULTING AGREEMENT